UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2016

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2016, 22nd Century Group, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Chardan Capital Markets, LLC (the “Placement Agent”) relating to the Company’s registered direct offering (the “Offering”) to select investors (the “Investors”). Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee of 6.0% of the gross proceeds from the Offering. The Placement Agent had no commitment to purchase any of the securities and acted only as an agent in obtaining indications of interest from investors who would purchase the securities directly from the Company. The Placement Agency Agreement requires us to indemnify the Placement Agent and certain of its affiliates against certain customary liabilities.

In addition, on July 24, 2016, the Company and one existing institutional investor introduced to the Company by the Placement Agent entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of units, with each unit consisting of one share of common stock and a warrant to purchase 1.141 shares of common stock. The purchase price per unit is $0.81 and the investor is purchasing $5.0 million of units, consisting of an aggregate of 6,172,840 shares of common stock and warrants to purchase up to 7,043,211 shares of common stock. The warrants will provide for an exercise price of $1.00 per share and 1,543,210 of the warrants will be exercisable immediately upon issuance and 5,500,001 of the warrants will be exercisable six months from the date of issuance. All of the warrants will have a term of 5.5 years. The exercise price of the warrants will also be adjusted in the event of stock splits, reverse stock splits and the like pursuant to their terms. The holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock (including securities convertible into common stock) outstanding immediately after the exercise; provided, however, that the holder may increase or decrease this limitation at any time, although any increase shall not be effective until the 61st day following the notice of increase and the holder may not increase this limitation in excess of 9.99%. The Securities Purchase Agreement provides that, subject to certain exceptions, for a period ending on the earlier of (i) 90 days after the closing of the Offering and (ii) the trading day following the day that the closing price of the Company’s common stock exceeds $1.15 per share for ten consecutive trading days, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents.

The Securities Purchase Agreement provides that, subject to certain exceptions, until the warrants are no longer outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price.

The net proceeds to the Company from the Offering, after deducting Placement Agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants, are expected to be approximately $4.7 million. The Offering is expected to close on or before July 27, 2016.

The common stock and shares underlying the warrants are registered under the Securities Act of 1933, as amended, on the Company’s Registration Statement on Form S-3 (Registration No. 333-195386) previously filed with the Securities and Exchange Commission and declared effective on June 5, 2014. The common stock and warrants in this Offering are being offered and sold pursuant to a base prospectus and a prospectus supplement filed as part of the Registration Statement.

The foregoing summaries of the terms of the Placement Agency Agreement, the Securities Purchase Agreement and the warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. Each of the Placement Agency Agreement and the Securities Purchase Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Placement Agency Agreement and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01(d). Financial Statements and Exhibits.

(d) Exhibits.

1.1	Placement Agency Agreement, dated July 24, 2016 between 22nd Century Group, Inc. and Chardan Capital Markets, LLC.

5.1	Opinion of Foley & Lardner LLP.

10.1	Form of Securities Purchase Agreement, dated July 24, 2016, by and between 22nd Century Group, Inc., and each of the Purchasers (as defined therein).

10.2	Form of Common Stock Purchase Warrant.

10.3	Form of Common Stock Purchase Warrant.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Thomas L. James
Date: July 26, 2016	Thomas L. James
Vice President and General Counsel